                       ACCELERATION OF DEATH BENEFIT RIDER

                Issued By MetLife Investors USA Insurance Company

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made a part of the Rider.

IMPORTANT: THE BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE OR MAY AFFECT ELIGIBILITY FOR BENEFITS UNDER STATE OR FEDERAL LAW. YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE EFFECT ON YOU.

DEFINITIONS         "Eligible Proceeds" are the Policy Proceeds as defined in
                    your Policy: less any Face Amount provided by a Supplemental
                    Coverage Term Rider; and plus any amount of benefit provided by a rider that we consent to apply to an Accelerated Death
                    Benefit.

                    "Accelerated Death Benefit" is the amount we will pay under this Rider if we receive proof that the Insured is terminally ill.

                    We will compute the Accelerated Death Benefit based on the following:

                    1. The amount of Eligible Proceeds you choose to accelerate. (See Amount of Accelerated Death Benefit);

                    2.   Reduced life expectancy;

                    3.   A processing charge not to exceed $150; and

                    4.   An Interest Rate no greater than the greater of:

                         a.   The current yield on 90 day treasury bills; and

                         b. The current maximum statutory adjustable policy loan interest rate.

                    This method of computation has been filed with the insurance supervisory official of the state that governs your Policy.
                    We may change the assumptions we use from time to time.

                    "Terminally ill" means having a life expectancy of 12 months or less.

AMOUNT OF           You may choose to apply all or part of the Eligible Proceeds
ACCELERATED DEATH   to your Accelerated Death Benefit subject to the following
BENEFIT             conditions:

                    1.   You must apply at least $20,000.

                    2.   You cannot apply more than the greater of:

                         a.   $250,000; and

                         b. 10% of the Eligible Proceeds under this and all other similar riders issued by us and our affiliates.

                    3. The Face Amount of your Policy after payment of a partial Accelerated Death Benefit must be at least equal to our published minimum limits of issue for the base policy to which this rider is attached.


5E-6ACC1-04                               1                               BAADVT

CONDITIONS          Your right to the Accelerated Death Benefit under this Rider is subject to the following:

                    1. You must provide proof satisfactory to us, including a statement signed by a physician, that the Insured is terminally ill. The physician may not be you, the Insured, or a member of the Insured's family. We have the right to have the Insured examined at our expense by a physician we choose.

                    2. You must make a written request for payment in a form acceptable to us.

                    3. Any irrevocable beneficiary must give written consent for payment in a form acceptable to us.

                    4. Any assignee must give written consent for payment in a form acceptable to us.

                    5.   We may require the Policy for endorsement.

                    6. You may request only one Accelerated Death Benefit under this Rider.

                    7. Insurance subject to incontestability and suicide provisions will not be included in the Eligible
                         Proceeds.

                    8.   Your Policy is not eligible for this benefit if:

                         a. You are required by law to use this Rider to meet the claims of creditors, whether in bankruptcy or otherwise; or

                         b. You are required by a government agency to use this Rider to apply for, obtain, or keep a government benefit or entitlement.

PAYMENT OF          Unless otherwise requested, we may pay the Accelerated Death
ACCELERATED DEATH   Benefit in one sum or by placing the amount in an account
BENEFIT             that earns interest. You will have immediate access to all or any part of the account.

EFFECT OF BENEFIT   All policy values and the Death Benefit on the remaining
ACCELERATION ON     Policy, if any, will be reduced in the same proportion as
POLICY AND RIDERS   the amount of Eligible Proceeds was applied to the
                    Accelerated Death Benefit. Upon acceleration, future
                    premiums and policy charges will be based on the reduced
                    Death Benefit of the Policy.

                    If you apply all of the Eligible Proceeds to your Accelerated Death Benefit, all policy benefits based on the Insured's life, except for any benefit for accidental death, will end. Any accidental death benefit rider on the life of the Insured will continue in force for 12 months from the date of any payment under this Rider. Any riders that provide a benefit on the life of someone other than the Insured will stay in effect pursuant to their terms as if the Insured had died. No further cost for those riders will be payable.

INCONTESTABILITY    This Rider will not be contestable after it has been in
                    force during the life of the Insured for two years from the
                    Issue Date of the Rider.

SUICIDE EXCLUSION   This Rider does not apply if the Insured's terminal illness is the result of an attempt to commit suicide, while sane or insane, within two years from the Issue Date of the Rider.


5E-6ACC1-04                               2                               BAADVU

TERMINATION         This Rider will terminate at the earliest of:

                    1.   When an Accelerated Death Benefit is paid;

                    2. The date on which the Policy would be disqualified as a life insurance contract because this Rider is attached, under the Internal Revenue Code as interpreted by the Internal Revenue Service;

                    3. When the Policy to which this Rider is attached terminates; and

                    4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.

--------------
Issue Date

METLIFE INVESTORS USA INSURANCE COMPANY
222 Delaware Ave, Suite 900,
Wilmington, DE 19899


/s/ Michael Farrell   /s/ Richard C. Pearson
President             Secretary


5E-6ACC1-04                               3                               BAADVV

                         ACCIDENTAL DEATH BENEFIT RIDER

                     MetLife Investors USA Insurance Company

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE PERIOD OF
INCONTESTABILITY FOR THIS RIDER IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

ACCIDENTAL DEATH       The Policy Proceeds will be increased by an Accidental
BENEFIT                Death Benefit upon receipt of proof of the Insured's
                       death that:

                       1. Resulted directly, and independent of all other causes, from accidental bodily injury;

                       2.   Occurred while this Rider was in force;

                       3. Occurred within 90 days after the accidental bodily injury; and

                       4.   Occurred on or after the Insured's first birthday.

RISKS NOT ASSUMED      This Benefit will not be payable if the Insured's death
                       resulted directly or indirectly from:

                       1.   Suicide, while sane or insane;

                       2.   Mental illness or treatment for mental illness;

                       3. Infection, except when caused by an external visible wound accidentally sustained;

                       4. The use of any drug, unless used on the advice of a licensed medical practitioner;

                       5. The commission of or attempt to commit an assault or felony by the Insured;

                       6. Flight in or descent from or with any kind of aircraft or spacecraft, unless the Insured was only a passenger with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose; or

                       7.   War or warlike action in a time of peace.

AMOUNT OF BENEFIT      The amount of this Benefit is shown on the Rider
                       Specifications for Accidental Death Benefit Rider (called
                       "Rider Specifications"). The amount will be doubled if
                       the accidental bodily injury occurs while the Insured is
                       a fare-paying passenger on a licensed public conveyance
                       being operated for passenger service by a common carrier.

MONTHLY COST OF        The Monthly Cost of Insurance for the following month: is
INSURANCE              charged as part of the Monthly Deduction; and equals the
                       amount of this Benefit times the Monthly Cost of
                       Insurance Rate, divided by 1,000. The Monthly Cost of
                       Insurance rate used to calculate the cost will not exceed
                       the Guaranteed Maximum Monthly Cost of Insurance Rate
                       shown on the Rider Specifications.

MONTHLY COST OF        The Monthly Cost of Insurance Rate for this benefit is
INSURANCE RATES        based on the Insured's Rider issue age, Rider risk
                       classification, sex and number of completed years from
                       the Issue Date of this Rider. Monthly Cost of Insurance
                       Rates will be determined by us based on our expectations
                       as to future mortality, tax, interest earnings, expense
                       and persistency experience. We will not adjust such rates
                       as a means of recovering prior losses nor as a means of
                       distributing prior profits. These rates will not exceed
                       those shown in the Table of Guaranteed Maximum Monthly
                       Cost of Insurance Rates per $1,000 on the attached Rider
                       Specifications page.

INCONTESTABILITY       This Rider will not be contestable after it has been in
                       force during the lifetime of the Insured for two years
                       from the Issue Date of this Rider.

5E-5ADBR-06

TERMINATION            This Rider will terminate upon the earliest of:

                       1.   The Insured's Attained Age 70;

                       2.   The date the Policy lapses;

                       3. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider; and

                       4. The date the Policy terminates, unless the Policy terminates as a result of the exercising of any Acceleration of Death Benefit rider. If the Policy terminates as a result of the exercising of any Acceleration of Death Benefit rider, this Rider will stay in force as described in that rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C. Pearson
                                        Secretary

5E-5ADBR-06

             RIDER SPECIFICATIONS FOR ACCIDENTAL DEATH BENEFIT RIDER

INSURED:                [JOHN DOE]
COVERAGE:               ACCIDENTAL DEATH BENEFIT RIDER
POLICY NUMBER:          [SPECIMEN]
RIDER BENEFIT AMOUNT:   [$50,000]

     TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000

ATTAINED
  AGE        RATE
--------    ------
   [35      0.075
    36      0.075
    37      0.076
    38      0.075
    39      0.075
    40      0.076
    41      0.076
    42      0.076
    43      0.076
    44      0.076
    45      0.076
    46      0.076
    47      0.077
    48      0.087
    49      0.087
    50      0.087

ATTAINED
  AGE        RATE
--------    ------
 51         0.088
 52         0.088
 53         0.088
 54         0.088
 55         0.088
 56         0.089
 57         0.089
 58         0.090
 59         0.090
 60         0.101
 61         0.101
 62         0.101
 63         0.101
 64         0.101
 65         0.112
 66         0.112

ATTAINED
  AGE        RATE
--------    ------
 67         0.123
 68         0.123
 69         0.134]

These rates are for the Accidental Death Benefit Rider as of the Issue Date.

5E-5ADBR-06

                         CHILDREN'S TERM INSURANCE RIDER

                     MetLife Investors USA Insurance Company

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE PERIODS OF
INCONTESTABILITY AND SUICIDE FOR THIS RIDER ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT            The Face Amount for this Rider on each Insured Child on
                       and after age six months is the Face Amount shown for the
                       Rider on the Policy Specifications page, and half of that
                       amount before age six months. If this Rider is added
                       after the Policy is issued, the Policy Specifications for
                       Policy Change page shows the Face Amount for this Rider.

LIFE INSURANCE         We will pay the Face Amount as defined above to the
BENEFIT                Beneficiary under this Rider upon the death of the
                       Insured Child while this Rider is in force. We must
                       receive proof satisfactory to us that the death occurred
                       before the Final Date of insurance on such Insured Child.


DEFINITION OF          The Insured, as shown on the Policy Specifications page,
INSURED                is the person whose life is covered under the Policy to
                       which this Rider is attached. If this Rider is added
                       after the Policy is issued, the Policy Specifications for
                       Policy Change page shows the Insured.

DEFINITION OF          Any child, stepchild or legally adopted child of the
INSURED CHILD          Insured is an Insured Child if named in the application
                       for this Rider and if the child is: at least age 15 days;
                       and less than attained age 18. Any child, stepchild or
                       legally adopted child of the Insured who is less than 15
                       days on the date the application is signed becomes an
                       Insured Child at age 15 days if named in the application
                       for this Rider. Any child of the Insured born after the
                       date of the application for this Rider will become an
                       Insured Child at age 15 days. Any child who is legally
                       adopted by the Insured after the date of the application
                       for this Rider but before the child's 18th birthday will
                       become an Insured Child at age 15 days or on the date of
                       adoption, if later. Each Insured Child will cease to be
                       an Insured Child on the earliest of the following events:

                       1.   His or her 25th birthday;

                       2.   The Final Date of this Rider;

                       3. A conversion of the insurance provided by this Rider on that Insured Child; and

                       4.   The death of that Insured Child.

OWNER Unless otherwise provided, during the lifetime of the Insured, the Owner of the Policy will be the Owner of this Rider. Upon the death of the Insured, all such rights with respect to insurance then in force under this Rider on the life of an Insured Child will vest in such Insured Child, unless otherwise provided.

BENEFICIARY            Unless otherwise provided in the application or changed
                       by you, the Beneficiary of any benefit payable as a
                       result of the death of any Insured Child will be: the
                       Insured, if living; otherwise, the estate of that Insured
                       Child.

                       You may change the Beneficiary of the insurance on the life of any Insured Child under this Rider. You must make the change In Writing during the lifetime of such person.
                       Once it is recorded, the change will take effect as of the date you signed the request. This change will be subject to any payment or action we took before we recorded the change. The Beneficiary designation and any changes made will be subject to any assignment of the Policy.

MONTHLY COST OF        The Monthly Cost of Rider for the following month is
RIDER                  charged as part of the Monthly Deduction. The Monthly
                       Cost of Rider is equal to the Guaranteed Monthly Cost of
                       Rider Charge shown on the: Policy Specifications page; or
                       the Policy Specifications for Policy Change page.

5E-5CT-06

EXTRA AMOUNT OF        We will provide an extra amount of insurance on an
INSURANCE              Insured Child for 90 days at no extra charge when:

                       1.   That Insured Child marries;

                       2.   A child is born to that Insured Child; and

                       3.   A child is legally adopted by that Insured Child.

                       The extra amount of insurance will be four times the Face
                       Amount under this Rider. On receipt of proof that the Insured Child died within 90 days after the marriage, birth or adoption, we will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Face
                       Amount if any 90-day periods overlap. Any extra amount of insurance provided under this provision is not convertible under the Conversion Rights provision.

SUPPLEMENTARY          Except as provided under the Suicide Exclusion provision
PAID-UP POLICY         of this Rider, if the Insured's death occurs while this
                       Rider is in force, any remaining insurance on each
                       Insured Child will be continued for the balance of its
                       term. No further premiums will be required. A
                       supplementary fixed benefit paid-up policy will be issued
                       to the Owner of this Rider. We must receive proof of
                       death of the Insured.

                       Any child who would have become an Insured Child if the Insured's death had not occurred will become an Insured
                       Child in accordance with the provisions of this Rider.

CONVERSION RIGHTS      While the Policy is in force, the Owner may convert the
                       term insurance in force under this Rider on each Insured
                       Child to a new policy on that Insured Child's Date of
                       Conversion. The Date of Conversion is: any day between
                       the 22nd and 25th birthday of that Insured Child; or, if
                       earlier, the Final Date of this Rider. An Insured Child's
                       Date of Conversion can be advanced to the date on which
                       any extra amount of insurance on that Insured Child
                       expires under this Rider. The new policy will be issued:

                       1.   On the life of that Insured Child;

                       2.   Without proof of insurability;

                       3.   With a Face Amount not more than five times the Face
                            Amount of this Rider on that Insured Child;

                       4. Based on a standard nonsmoker risk classification or the risk classification the issuing company determines is closest to it if that classification is not available on the new policy;

                       5.   With a current policy date and a current issue date;

                       6.   By us or by an affiliate designated by us;

                       7. On a plan agreed to by the issuing company, to the extent available for sale by that company on the date of the conversion and subject to any limits under Federal income tax and other applicable rules;

                       8. At the then current age of that Insured Child as calculated by the issuing company for that plan of insurance;

                       9. Subject to payment of the first premium for the new policy while that Insured Child is living, and within 60 days prior to or 31 days after the date coverage on that Insured Child terminates;

                       10. On a policy form and at rates in use by the issuing company on the policy date of the new policy; and

                       11. Subject to any assignments and limitations to which this Rider is subject.

                       If the amount of insurance to be converted is less than the issuing company's published minimum limits of issue, the conversion may be made only with our consent.

5E-5CT-06

REINSTATEMENT          If this Rider lapses, you may reinstate it within three
                       years after the date of lapse, or later if we consent. To
                       reinstate, you must submit the following items:

                       1.   A written application for reinstatement;

                       2. Proof satisfactory to us that each Insured Child is insurable; and

                       3. Payment, while each Insured Child is living, of each unpaid charge for this Rider that was due and unpaid at the time of lapse; and.

                       4. Payment, while each Insured Child is living, of an amount large enough to keep this Rider in force for at least two months.

                       All Insured Children must be living on the date we approve the request for reinstatement. If an Insured
                       Child is not living, such approval is void and of no effect.

                       The reinstated Rider will be in force from the date we approve the reinstatement application.

                       This Rider can be reinstated only if the Policy is also reinstated or is in force. If only a portion of the Policy coverage is reinstated, then only a portion of this Rider coverage may also be reinstated.

INCONTESTABILITY       This Rider will not be contestable after it has been in
                       force for two years from the Issue Date of this Rider:
                       during the life of the Insured; and during the life of an
                       Insured Child that was covered under this Rider on its
                       Issue Date.

SUICIDE EXCLUSION      If the Insured dies by suicide, while sane or insane,
                       within two years from the Issue Date of this Rider:

                       1. This Rider will not become paid-up under the Supplementary Paid-up Policy provision;

                       2.   This Rider will terminate; and

                       3. The charges deducted for this Rider will be included in the Policy Proceeds.

INCORRECT AGE          The date that coverage under this Rider ceases, expires
                       or terminates will be based on the correct age of each
                       Insured Child.

EXPIRATION OF          The Final Date of this Rider is the policy anniversary
INSURANCE              nearest the 65th birthday of the Insured. If this Rider
                       has not already expired or been cancelled, then insurance
                       on each Insured Child will cease on: the 25th birthday of
                       that child; or the date the insurance on that child is
                       converted.

                       You should provide us with written notification when the youngest Insured Child reaches age 25 so that this Rider can be terminated. If you do not provide such notification, the Monthly Cost of Rider will continue to be charged as part of the Monthly Deduction.

TERMINATION            This Rider will terminate upon the earliest of:

                       1.   The date the Policy terminates;

                       2.   Immediately before the date any Supplementary
                            Paid-Up Policy is issued;

                       3.   The Final Date for this Rider; and

                       4. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-5CT-06

                     GUARANTEED MINIMUM DEATH BENEFIT RIDER

                     MetLife Investors USA Insurance Company

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made a part of this Rider.

GUARANTEED             On each monthly anniversary, we will compare 1. to 2. for
MINIMUM DEATH          any applicable Guaranteed Minimum Death Benefit Period
BENEFIT                (referred to as Guaranteed Period) shown on the Rider
                       Specifications for Guaranteed Minimum Death Benefit
                       (called "Rider Specifications"), where:

                       1.   Equals the sum of the Guaranteed Minimum Death
                            Benefit Monthly Premiums for each applicable
                            Guaranteed Period shown on the Rider Specifications page for each monthly anniversary since the Policy
                            Date; and

                       2. Equals the total premiums paid to date less: all partial withdrawals; any Cash Value paid to you to allow the Policy to continue to qualify as a life insurance contract; and any Policy Loan Balance.

                       If 2. is greater than or equal to 1. for any applicable
                       Guaranteed Period shown on the Rider Specifications page, the Policy will not lapse.

                       If, based on the total premium paid, the Policy qualifies for a longer Guaranteed Period than the one chosen in the application for this Rider, the longer Guaranteed Period will be in effect only if the premium requirement for the longer Guaranteed Period has been satisfied for each policy month since the Issue Date of this Rider.

                       If the premium requirement for the Guaranteed Period chosen in the application for this Rider is not met: the Guaranteed Period chosen will no longer be in effect; and the next shorter Guaranteed Period under this Rider for which the premium requirement has been met, if any, since the Issue Date of this Rider, will be in effect.

MONTHLY COST OF        The Monthly Cost of Rider for the following month is
RIDER                  charged as part of the Monthly Deduction. The Monthly
                       Cost of Rider is the Monthly Cost of Rider Rate shown on
                       the Rider Specifications page, divided by 1000, times the
                       total Net Amount at Risk.

GUARANTEED             The Guaranteed Minimum Death Benefit Monthly Premium may
MINIMUM DEATH          change if any of the following events occur:
BENEFIT PREMIUM
CHANGES                1.   A change in the Face Amount of the Policy; or

                       2. The addition or deletion of, change to, termination of a rider made a part of the Policy; or

                       3.   A change in Death Benefit Option; or

                       4.   A misstatement of age or sex in the Application; or

                       5. A change in the Insured's risk classification. This may also affect the Guaranteed Periods available under this Rider. If no Guaranteed Periods are available, we will notify you that this Rider is terminated.

                       We will send you a revised Rider Specifications page reflecting the new Guaranteed Minimum Death Benefit
                       Monthly premium.

                       We will send you a notice if the premium requirement for the Guaranteed Period you chose for this Rider has not been met. The notice will state the amount of premium that has to be paid in order to retain the guarantee and whether, in the absence of payment, the Policy would qualify for the next shorter Guaranteed Period, if any, available under this Rider. If the premium required to keep your chosen Rider Guaranteed Period for this Rider is not paid within 62 days of the notice, that guarantee will end. If the Policy qualifies for a shorter
                       Guaranteed Period under this Rider, the shorter period will become the new Rider Guarantee Period.

5E-5GMDB-06

RIDER GRACE PERIOD     If, on a monthly anniversary during an applicable
                       Guaranteed Period, the Policy does not meet any
                       applicable Guaranteed Minimum Death Benefit premium
                       requirement under this Rider and the Cash Surrender Value
                       is less than the next Monthly Deduction, a Grace Period
                       of 62 days will be allowed for the payment of a premium
                       sufficient to keep this Rider in force.

                       At the start of the Grace Period, we will send you notice of the amount required to meet a Guaranteed Minimum Death
                       Benefit premium requirement under this Rider to your last known address and to any assignee on record. If we do not receive the amount required by the end of the Grace
                       Period, this Rider will terminate at the end of that 62-day period and the guarantee provided by this Rider will no longer be in effect. If the Insured dies during the Grace Period, any premium amount required for this Rider will be deducted from the Death Benefit.

MISSTATEMENT OF        If we determine that there was a misstatement of age or
AGE OR SEX             sex in the Application, before the death of the Insured
                       and while this Rider is in effect, then the Guaranteed
                       Minimum Death Benefit Premium will be that amount which
                       corresponds to the Face Amount, as adjusted under the
                       Policy, using the correct age and/or sex. The Guaranteed
                       Period will change based on the correct age.

PREMIUM                We will restrict any premium payment that would cause the
LIMITATIONS            Policy to fail the definition of life insurance as
                       defined by Section 7702 of the Internal Revenue Code of
                       1986 or any applicable successor. This limitation will
                       not cause this Rider to terminate. We will not restrict
                       payment of any premium required to maintain this Rider in
                       force because such payment will cause the Death Benefit
                       to increase by an amount that exceeds the premium
                       received.

REINSTATEMENT          If this Rider terminates because the premium requirement
                       for this Rider has not been met while the Policy is in
                       force, it can be reinstated within nine months provided
                       that the Policy remains in force. Sufficient premiums
                       must be paid to satisfy the cumulative premium
                       requirement for the applicable Guaranteed Period at the
                       time of reinstatement.

                       If the Policy lapses, this Rider will terminate and cannot be reinstated.

TERMINATION            This Rider will terminate on the first of the following
                       events to occur:

                       1.   The termination of the Policy;

                       2. The end of the Grace Period following our notice to you that the premium requirement for this Rider was not met;

                       3.   The expiration of the longest applicable Guaranteed
                            Period shown on the Rider Specifications page;

                       4.   The date a change in the Insured's risk
                            classification results in no Guaranteed Periods being available;

                       5.   The date a change of Insured is made; and

                       6. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

CONTINUATION OF        Once this Rider has terminated, the Policy may continue
INSURANCE              in accordance with its provisions but without the benefit
                       provided by this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-5GMDB-06

        RIDER SPECIFICATIONS FOR GUARANTEED MINIMUM DEATH BENEFIT RIDER

INSURED:                           [JOHN DOE]
COVERAGE:                          GUARANTEED MINIMUM DEATH BENEFIT RIDER
POLICY NUMBER:                     [SPECIMEN]
GUARANTEED MINIMUM DEATH BENEFIT   [To Age 85]
PERIOD CHOSEN
GUARANTEED MINIMUM DEATH BENEFIT
PERIOD MONTHLY PREMIUMS*
   TO AGE [85]                     [$65.17]
   TO AGE [121]                    [$65.17]
MONTHLY COST OF RIDER RATE:        [$0.025 PER $1,000]

* These premiums will be recalculated and shown on the revised Rider Specifications page if: any Policy changes are made; any other riders are added or removed; there is a change in the Insured's risk classification; or there was a misstatement of age or sex in the Application.

The Policy will stay in force during the Guaranteed Minimum Death Benefit Period (referred to as Guaranteed Period) chosen in the application for this Rider if: premium in an amount that is at least equal to the Guaranteed Minimum Death Benefit Monthly Premium for that Guaranteed Period is paid by each monthly anniversary; no loans are taken; no partial withdrawals are made; and no Cash Value is paid to you to allow the Policy to continue to qualify as a life insurance contract. In order for a Guaranteed Period to be in effect, the premium requirement for that Guaranteed Period must have been satisfied for each policy month since the Issue Date of this Rider. See the Rider for a full description of the test made on each monthly anniversary.

5E-5GMDB-06

                    GUARANTEED SURVIVOR INCOME BENEFIT RIDER

                     MetLife Investors USA Insurance Company

Subject to the conditions below, this Rider allows each Beneficiary of the Policy who is not an assignee to apply all or part of the Eligible Proceeds received upon the Insured's death to one or more Enhanced Payment Options (called "Enhanced Options") as described and limited below. This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

DEFINITIONS            ELIGIBLE PROCEEDS. Eligible Proceeds equal: the portion
                       of the Policy Proceeds for the Policy without any riders
                       payable to a Beneficiary at the death of the Policy
                       Insured, plus the portion of any proceeds provided by any
                       rider attached to the Policy that states the proceeds are
                       included in the Eligible Proceeds for this rider; less
                       the Ineligible Proceeds. Ineligible Proceeds equal the
                       total of all proceeds from policy changes that are
                       ineligible for this benefit. Such proceeds will be stated
                       on the Policy Specifications page for Policy Change. The
                       Eligible Proceeds that can be applied to an Enhanced
                       Option are subject to the Conditions below.

                       ELIGIBLE DEATH BENEFITS. Eligible Death Benefits are used to calculate the cost of this Rider. Eligible Death
                       Benefits are defined as follows:

                       1. Each portion of the Death Benefit of the Policy that is part of the Eligible Proceeds as of the date the Monthly Cost of Rider for this Rider is calculated.

                       2. The amount of benefit provided by any riders attached to the Policy that are part of the Eligible
                            Proceeds as of the date the Monthly Cost of Rider for this Rider is calculated.

                       OPTION DATE. The Option Date is the effective date of the Enhanced Option.

MONTHLY COST OF        The Monthly Cost of Rider for the following month is
RIDER                  charged as part of the Monthly Deduction. The Monthly
                       Cost of Rider is the total of: each portion of Eligible
                       Death Benefit as described above; divided by $1,000;
                       times the Monthly Cost of Rider Rate shown on the Policy
                       Specifications page or Policy Specifications for Policy
                       Change page for that portion of Eligible Death Benefit.

                       The Monthly Cost of Rider will be determined based on each portion of Eligible Death Benefit in the order specified on the Policy Specifications page, up to the Maximum Applied Proceeds shown on the rider Policy
                       Specifications page or the Policy Specifications for Policy Change page. We reserve the right to charge a lower Monthly Cost of Rider.

CONDITIONS             All or part of each Beneficiary's Eligible Proceeds can
                       be applied to one or more Enhanced Options, subject to
                       the following:

                       1. Total proceeds applied to the Enhanced Options upon the death of the Insured of the Policy cannot exceed the Maximum Applied Proceeds. If there is more than one Beneficiary under the Policy and the Policy
                            Proceeds of the Policy are greater than the Maximum
                            Applied Proceeds, each Beneficiary can only apply a pro-rated portion of his/her share to one or more
                            Enhanced Options. The pro-rated share will be based on the same ratios under which the proceeds of the Policy were payable.

                       2. If monthly installments under an Enhanced Option would be less than [$50], proceeds can be applied to the Enhanced Option only with our consent.

                       3. We must receive the choice of an Enhanced Option from the Beneficiary In Writing within the later of:
                            60 days from the date we send the Beneficiary the notification described in this Rider; and nine months from the date of death of the Insured.

                       4. Once payments begin under this Rider, future payments cannot be assigned and the Enhanced Options chosen cannot be changed.

5E-5GSIB-06

                       5. If the Beneficiary is a corporation, a partnership, a fiduciary, or any other legal entity other than a natural person, the Rider and Rider charges will continue but the only Enhanced Option to be available will be the 10 Years Certain Option.
                            However, if the Beneficiary is a trust with one natural person as Beneficiary, all Enhanced Options are available to be chosen.

                       When an Enhanced Option starts, a contract will be issued by us or an affiliate designated by us that will describe the terms of the Option.

DEATH OF               Amounts to be paid after the death of a Beneficiary under
BENEFICIARY            an Enhanced Option will be paid as due to that
                       Beneficiary's successor Beneficiary. If there is no
                       successor Beneficiary, amounts will be paid in one sum to
                       the estate of the last Beneficiary to die. If a
                       Beneficiary dies within 30 days after the Option Date,
                       the amount applied to the Enhanced Option, less any
                       payments made, will be paid in one sum.

NOTIFICATION           We will send each Beneficiary a notification of his/her
                       rights under this Rider at the time the Policy Proceeds
                       become payable.

ENHANCED LIFE          Enhanced Life Income Options are based on the age and sex
INCOME OPTIONS         of the Beneficiary on the Option Date. We will require
                       proof of age. The Enhanced Life Income payments will be
                       based on: the rates shown in the Tables below; or, if
                       greater, 105% of our Payment Option rates on the Option
                       Date. If the rates at a given age are the same for
                       different periods certain, the longest period certain
                       will be deemed to have been chosen.

ENHANCED 10            Equal monthly payments will be made that will include
YEARS CERTAIN          both principal and interest. Payments will start on the
                       Option Date and will continue for 10 years. The
                       guaranteed monthly payment per $1,000 of proceeds will
                       not be less than: $9.83; or 105% of the 10 Years Certain
                       Payment Option rates on the Option Date.

ENHANCED LIFE          Equal monthly payments will start on the Option Date and
INCOME                 will continue:

                       1. During the life of the Beneficiary, with no payment after the death of the Beneficiary, called "Enhanced
                            Life Income, No Refund"; or

                       2.   During the life of the Beneficiary, but for at least
                            10 years, called "Enhanced Life Income, 10 Years
                            Certain"; or

                       3.   During the life of the Beneficiary, but for at least
                            15 years, called "Enhanced Life Income, 15 Years
                            Certain"; or

                       4.   During the life of the Beneficiary, but for at least
                            20 years, called "Enhanced Life Income, 20 Years
                            Certain."

ENHANCED               Increasing monthly payments will start on the Option Date
INCREASING LIFE        and will continue during the life of the Beneficiary,
INCOME                 with no payment after the death of the Beneficiary.
                       Payments will increase at:

                       1.   1% per year, called "1% Enhanced Increasing Life
                            Income"; or

                       2.   2% per year, called "2% Enhanced Increasing Life
                            Income"; or

                       3.   3% per year, called "3% Enhanced Increasing Life
                            Income".

ENHANCED               Increasing monthly payments will start on the Option Date
INCREASING LIFE        and will continue during the life of the Beneficiary, but
INCOME - 10 YEARS      for at least 10 years. Payments will increase at:
CERTAIN
                       1.   1% per year, called "1% Enhanced Increasing Life
                            Income, 10 Years Certain"; or

                       2.   2% per year, called "2% Enhanced Increasing Life
                            Income, 10 Years Certain"; or

                       3.   3% per year, called "3% Enhanced Increasing Life
                            Income, 10 Years Certain".

OTHER FREQUENCIES      Other Enhanced Payment Options and payment frequencies
AND ENHANCED           may be available upon request. We reserve the right to
OPTIONS                substitute comparable Enhanced Payment Options for those
                       shown below.

MINIMUM                Guaranteed monthly payments for each $1,000 applied will
PAYMENTS UNDER         not be less than the amounts shown in the following
ENHANCED               Tables. On request, we will provide additional
PAYMENT OPTIONS        information about amounts of minimum payments.

5E-5GSIB-06

ENHANCED LIFE INCOME

               NO REFUND     10 YEARS CERTAIN   15 YEARS CERTAIN   20 YEARS CERTAIN
PAYEE'S     --------------   ----------------   ----------------   ----------------
AGE          MALE   FEMALE     MALE   FEMALE      MALE   FEMALE      MALE   FEMALE
-------     -----   ------    -----   ------      ----   ------      ----   ------
50           4.68     4.51     4.66    4.50       4.63    4.48       4.60    4.47
55           5.15     4.92     5.11    4.90       5.07    4.88       5.01    4.84
60           5.74     5.44     5.67    5.40       5.60    5.36       5.50    5.31
65           6.50     6.11     6.38    6.05       6.25    5.97       6.08    5.87
70           7.48     7.00     7.25    6.87       7.00    6.73       6.70    6.54
75           8.34     7.69     7.88    7.45       7.43    7.17       6.94    6.83
80           9.54     8.72     8.62    8.20       7.84    7.66       7.13    7.07
85          11.22    10.28     9.41    9.09       8.18    8.09       7.24    7.22
90 & over   13.58    12.62    10.13    9.96       8.41    8.37       7.29    7.29

ENHANCED INCREASING LIFE INCOME

                  1%               2%               3%
PAYEE'S     --------------   --------------   --------------
AGE          MALE   FEMALE    MALE   FEMALE    MALE   FEMALE
-------     -----   ------   -----   ------   -----   ------
50           4.02     3.84    3.40     3.22    2.78     2.60
55           4.49     4.25    3.87     3.63    3.24     3.01
60           5.08     4.78    4.46     4.16    3.82     3.52
65           5.85     5.46    5.22     4.83    4.57     4.19
70           6.83     6.35    6.20     5.72    5.54     5.07
75           7.69     7.06    7.07     6.45    6.41     5.80
80           8.90     8.10    8.28     7.50    7.62     6.86
85          10.59     9.66    9.96     9.06    9.30     8.42
90 & over   12.94    12.00   12.32    11.39   11.64    10.74

ENHANCED INCREASING LIFE INCOME - 10 YEARS CERTAIN

                  1%              2%              3%
PAYEE'S     -------------   -------------   -------------
AGE         MALE   FEMALE   MALE   FEMALE   MALE   FEMALE
-------     ----   ------   ----   ------   ----   ------
50          4.00    3.83    3.39    3.21    2.77    2.60
55          4.46    4.24    3.84    3.62    3.22    3.00
60          5.02    4.75    4.41    4.14    3.78    3.51
65          5.74    5.40    5.13    4.79    4.50    4.16
70          6.62    6.24    6.02    5.63    5.38    4.99
75          7.28    6.84    6.69    6.25    6.08    5.63
80          8.05    7.62    7.49    7.05    6.90    6.46
85          8.87    8.54    8.35    8.01    7.79    7.44
90 & over   9.62    9.45    9.13    8.95    8.61    8.42

TERMINATION            This Rider will terminate upon the earliest of:

                       1. The date the Policy terminates for reasons other than the death of the Insured;

                       2. The date the Eligible Proceeds are decreased to less than the Minimum GSIB Amount shown on the Policy
                            Specifications page or the Policy Specifications for Policy Change page; and

                       3. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-5GSIB-06

            OPTIONS TO PURCHASE ADDITIONAL INSURANCE COVERAGE RIDER

                     MetLife Investors USA Insurance Company

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

PURCHASE OF            Additional life insurance on the Insured can be purchased
ADDITIONAL LIFE        without proof of insurability on each Purchase Option
INSURANCE COVERAGE     Date shown on the Rider Specifications for Options to
                       Purchase Additional Insurance Coverage Rider (called
                       "Rider Specifications"). You will choose whether the
                       additional insurance is provided in the form of: an
                       increase in Face Amount for the Policy, unless a benefit
                       is being paid under a waiver rider that is a part of the
                       Policy; or a new policy. See Increase in Face Amount and
                       The New Policy provisions below for details. Application
                       for the additional insurance must be In Writing, signed
                       by you and by the Insured and received by us at our
                       Designated Office within 60 days of the Purchase Option
                       Date.

MINIMUM OPTION         The Minimum Option Amount is shown on the Rider
AMOUNT                 Specifications page.

MAXIMUM OPTION         The Maximum Option Amount is the maximum amount of
AMOUNT                 additional life insurance that can be purchased on each
                       Purchase Option Date subject to the Maximum Total Option
                       Amount below. The Maximum Option Amount is shown on the
                       Rider Specifications page. You may purchase less than the
                       Maximum Option Amount on any Purchase Option Date. Any
                       portion of the Maximum Option Amount not purchased within
                       60 days of a Purchase Option Date will be forfeited.

MAXIMUM TOTAL          The Maximum Total Option Amount is the lesser of:
OPTION AMOUNT
                       1.   The number of Purchase Option Dates shown on the
                            Rider Specifications page times the Maximum Option
                            Amount shown on the Rider Specifications page; and

                       2.   $[1,000,000].

PURCHASE OPTION        The Purchase Option Dates are shown on the Rider
DATES                  Specifications page.

ADVANCEMENT OF         After the second rider year, you can elect to advance the
PURCHASE OPTION        next available Purchase Option Date to the date on which
DATES                  any of the following qualifying events occurs:

                       1.   A child is born alive to the Insured;

                       2.   A child under 21 is legally adopted by the Insured;

                       3. A home or other real estate is purchased by the Insured;

                       4.   The Insured marries;

                       5.   The Insured divorces; or

                       6.   The Insured's spouse dies.

                       Your election to advance the Purchase Option Date must be made within 60 days after the qualifying event occurs, We may require proof of the qualifying event In Writing.

5E-5GI-06

INCREASE IN FACE       The increase will take effect on the Purchase Option Date
AMOUNT                 subject to the Change in Face Amount provision of the
                       Policy, except that proof of insurability will not be
                       required. The underwriting class for the increase in Face
                       Amount will be based on the Risk Classification Basis for
                       Purchase Options shown on the Rider Specifications page.

                       The Contestable and Suicide periods of each increase issued under this Rider will be measured from the Issue
                       Date of this Rider.

                       An increase In Face Amount will not be allowed if a benefit is being paid under a waiver rider that is a part of the Policy.

THE NEW POLICY         The new policy will be issued:

                       1.   With the same Insured as this Rider;

                       2.   With the same underwriting class as the Risk
                            Classification Basis for Purchase Options shown on the Rider Specifications page, or the class we determine is the closest to it if that class is not offered on the new policy;

                       3. Subject to any assignments and limitations to which this Rider is subject;

                       4.   By us or by an affiliate designated by us;

                       5. On a plan agreed to by the issuing company, to the extent available for sale by us on the date the option is exercised and subject to any limitations under Federal income tax and other applicable rules;

                       6. At the then current age of the Insured as calculated for that plan of insurance by the issuing company;

                       7. On a policy form and at rates in use by the issuing company on the policy date of the new policy; and

                       8. With a policy date and issue date the same as the Purchase Option Date.

                       The new policy will take effect as of the Purchase Option
                       Date if the Insured is living when the new policy is issued. The new policy will be issued no later than 60 days after the Purchase Option Date.

                       The contestable and suicide periods of each new policy issued under this Rider will be measured from the Issue
                       Date of this Rider. Riders can be attached to a new policy only with our consent.

MONTHLY COST OF        The Monthly Cost of Insurance Rate for this Rider is
INSURANCE RATES        based on the Insured's Rider issue age, Rider risk
                       classification and sex. Monthly Cost of Insurance Rates
                       will be determined by us based on our expectations as to
                       future mortality, tax, interest earnings, expense and
                       persistency experience. We will not adjust such rates as
                       a means of recovering prior losses nor as a means of
                       distributing prior profits. These rates will not exceed
                       those shown in the Table of Guaranteed Maximum Monthly
                       Cost of Insurance Rates per $1,000 on the attached Rider
                       Specifications page.

5E-5GI-06

TERMINATION            This Rider will terminate on the earliest of:

                       1.   The date the Policy lapses;

                       2.   The date the Policy terminates;

                       3.   The date the last Option is exercised;

                       4. When the total amount of coverage issued under this Rider equals the Maximum Total Option Amount;

                       5.   60 days after the final Purchase Option Date; and

                       6. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-5GI-06

        RIDER SPECIFICATIONS FOR OPTION TO PURCHASE ADDITIONAL INSURANCE
                                 COVERAGE RIDER

INSURED:                        [JOHN DOE]
POLICY NUMBER:                  [SPECIMEN]
AGE:                            [35]
MINIMUM OPTION AMOUNT:          [$10,000]
MAXIMUM OPTION AMOUNT:          [$100,000]
RISK CLASSIFICATION BASIS FOR
PURCHASE OPTIONS:               [STANDARD]
PURCHASE OPTION DATES:          [11/1/2011]
                                [11/1/2016]
                                [11/1/2021]

          TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000

ATTAINED
  AGE       RATE
--------   ------
   [35      0.104
    36      0.104
    37      0.104
    38      0.104
    39      0.104
    40      0.104
    41      0.104
    42      0.104
    43      0.104
    44      0.104
    45      0.104
    46      0.104
    47      0.104
    48      0.104
    49      0.104]

These rates are for the Options to Purchase Additional Insurance Coverage Rider as of the Issue Date. They are based on the Basis of Computation of Minimum Cash Values table shown on the Policy Specifications page or Policy Specifications for Policy Change page.

5E-5GI-06

                OPTION TO PURCHASE LONG-TERM CARE INSURANCE RIDER

                     MetLife Investors USA Insurance Company

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE PERIOD OF
INCONTESTABILITY FOR THIS RIDER IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of this Rider.

THE COMPANY agrees that the Owner of the Policy can purchase long-term care insurance on the life of the Insured named in the attached Rider Specifications for Option to Purchase Long-Term Care Insurance (called "Rider Specifications") without proof of insurability.

PURCHASE OF LONG-      A long-term care policy can be applied for within 60 days
TERM CARE              of a Purchase Option Date. Application for the long-term
INSURANCE              care policy must be In Writing, signed by the Owner and
                       the Insured, and received by the company within 60 days
                       of a Purchase Option Date.

PURCHASE OPTION        The Purchase Option Dates are shown in the Rider
DATES                  Specifications.


THE LONG-TERM          The long-term care policy will be issued:
CARE POLICY

                       1.   With the same Insured as this Rider;

                       2. With the same underwriting class as this Rider or the class we determine is the closest to it if the class of this Rider is not offered on the long-term care policy;

                       3. On any individual plan of long-term care insurance issued by the Company or by an affiliate designated by the Company on the date of purchase of the long-term care policy;

                       4. On a policy form and at premium rates in use by the company on the date of purchase of the long-term care policy;

                       5. Subject to any assignments and limitations to which this Rider is subject;

                       6. At the insurance age of the Insured on the date of purchase of the long-term care policy;

                       7. With a Daily Benefit Amount, available at the time you exercise this Option, up to the Amount shown in the Rider Specifications and with a Lifetime Benefit
                            Amount up to the Amount shown in the Rider
                            Specifications;

                       8. With a minimum daily benefit amount based on the company's published minimum on the date of purchase;
                            or the Maximum Daily Benefit Amount shown in the Rider Specifications, if less, except as otherwise required by law; and

                       9. Subject to the New Policy Features as shown in the Rider Specifications.

                       The long-term care policy will take effect on the effective date stated in the long-term care policy, but only if its initial premium is received by the company.

                       The Company reserves the right to offer an option exercise credit. If an option exercise credit is paid, it will be deducted from the initial premium for the long-term care policy.

                       If the long-term care policy is issued on a basis other than daily benefits, the Amounts shown in the long-term care policy will reflect the chosen benefit period.

                       The contestable period of the long-term care policy issued under this Rider will be measured from the Issue
                       Date of this Rider. Optional features or riders can be attached to the long-term care policy only with the consent of the company.

COST OF RIDER          The monthly cost of insurance charge for this Rider is
                       guaranteed and shown in the Rider Specifications.

5E-6GPO2-06

NOT CONTESTABLE        This Rider will not be contestable after it has been in
AFTER TWO YEARS        force during the life of the Insured for two years from
TERMINATION            its Issue Date.

                       This Rider will terminate upon the earliest of:

                       1.   The termination of the Policy;

                       2.   60 days after the final Purchase Option Date;

                       3.   The effective date of the long-term care policy; and

                       4. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-6GPO2-06

      RIDER SPECIFICATIONS FOR OPTION TO PURCHASE LONG-TERM CARE INSURANCE

INSURED:               JOHN DOE            POLICY NUMBER:               SPECIMEN

ISSUE DATE:            SEPTEMBER 1, 2004   RIDER CLASS:                 STANDARD

AGE:                   35                  GUARANTEED MONTHLY COST OF
                                           INSURANCE CHARGE             $4.17

INITIAL DAILY
BENEFIT AMOUNT         $110.00

NEW POLICY FEATURES:

     WAITING PERIOD:   100 Days or if less, the minimum number of days required
                       by law.

  PURCHASE     MAXIMUM DAILY   MAXIMUM LIFETIME
OPTION DATE   BENEFIT AMOUNT    BENEFIT AMOUNT
-----------   --------------   ----------------
  3/1/2006        120.00           $131,400
  3/1/2011        140.00            153,300
  3/1/2016        170.00            186,150
  3/1/2021        190.00            208,050
  3/1/2026        220.00            240,900

5E-6GPO2-06

                            OVERLOAN PROTECTION RIDER

                     MetLife Investors USA Insurance Company

This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made a part of this Rider.

OVERLOAN PROTECTION    When the Overloan Protection Benefit is active, the
BENEFIT                Policy will not lapse even if the Cash Value is
                       insufficient to pay the Monthly Deduction. The Death
                       Benefit will be reduced by the Policy Loan Balance.

ACTIVATION OF THIS     While this Rider is in force, we will send you a
BENEFIT                notification that you can choose to activate the Overloan
                       Protection Benefit if the following conditions have been
                       met:

                       1. The Policy has been in force for at least [15] policy years;

                       2.   The Insured is at least Attained Age [75] (if this
                            Rider is attached to a survivorship policy, the younger Insured must be at least Age [75]),

                       3.   The Policy Loan Balance is greater than both:

                            a.   The Face Amount of the Policy; and

                            b. The Cash Value times the Minimum Percentage shown on the Rider Specifications page; and

                       4. On the date we receive your request In Writing to activate this Rider, the Policy Loan Balance is less than or equal to the Maximum Percentage shown on the Rider Specifications page times: the Cash Value less the surrender charge and the Rider Charge;

                       5. The aggregate amount of premiums paid for the Policy, less the aggregate amount received under the Policy to the extent that such amount was excludable from gross income, have been withdrawn;

                       6. The Death Benefit Option in effect on the date we receive your request In Writing to activate this Rider must be Option A;

                       7. The Cash Value less the Surrender Charge must be sufficient to cover the Rider Charge described below; and

                       8. The Policy is not a Modified Endowment Contract as defined in Section 7702A of the Internal Revenue
                            Code of 1986, and the exercise of the Rider would not cause the Policy to become a Modified Endowment
                            Contract.

                       If you want to activate this Rider, you must make a request In Writing within 30 days after we mail the notification.

EFFECT ON THE POLICY   Activating the Overloan Protection Benefit will have the
                       following effects on the Policy:

                       1. The Cash Value in the Investment Divisions will immediately be transferred to the Fixed Account, with no Transfer Processing Charge;

                       2. Transfers from the Fixed Account will not be allowed;

                       3.   Policy changes will not be allowed;

                       4.   Premium payments will not be accepted;

                       5. New loans (other than capitalized interest), partial withdrawals and surrenders will not be allowed;

                       6.   No further Monthly Deductions will be taken;

                       7. All other riders that are a part of the Policy will be terminated, and new riders cannot be added to the Policy.

5E-5OP-06

RIDER CHARGE           There is no charge for this Rider before you activate it.
                       A one-time non-refundable charge will be deducted from
                       the Cash Value when this Rider is activated prior to
                       Attained Age 100. The charge equals: the Cash Value on
                       the date we receive your request In Writing to activate
                       this Rider; times the Overloan Protection Rate shown on
                       the Rider Specifications page.

DEACTIVATION OF THIS   You can deactivate this Rider by making a request In
BENEFIT                Writing. On the date we receive your request In Writing,
                       any riders that were terminated will remain terminated,
                       and no new riders can be added to the Policy. Any other
                       changes that were made to the Policy as a result of
                       activating this Rider will no longer apply. Monthly
                       Deductions will be taken on each monthly anniversary
                       following the date of deactivation.

                       You can subsequently request activation of this Rider.
                       Activation is subject to the conditions listed in the "Activation of this Benefit" provision.

TERMINATION            This Rider will terminate upon the earlier of:

                       1.   The termination of the Policy; and

                       2. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-5OP-06

               RIDER SPECIFICATIONS FOR OVERLOAN PROTECTION RIDER

INSURED:                    [JOHN DOE]
POLICY NUMBER:              [SPECIMEN]
RISK CLASSIFICATION:        [STANDARD SMOKER]
MINIMUM PERCENTAGE:         [95.00%]
MAXIMUM PERCENTAGE:         [99.50%]
OVERLOAN PROTECTION RATE:   [3.50%]

5E-5OP-06

                        WAIVER OF MONTHLY DEDUCTION RIDER

                     MetLife Investors USA Insurance Company

THE PERIOD OF INCONTESTABILITY FOR THIS RIDER IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER (SEE THE INCONTESTABILITY PROVISION BELOW).

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications for Policy Change page. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF              We will waive the Monthly Deductions for the Policy if:
MONTHLY
DEDUCTION              1.   You furnish us with proof In Writing that the
BENEFIT                     Insured is totally disabled, as defined in this
                            Rider;

                       2. The Insured becomes disabled after age 5 and before age 65;

                       3. Disability has continued without interruption for at least six months; and

                       4.   This Rider is in force.

                       Monthly Deductions for the Policy will be waived as follows:

                       DISABILITY STARTING BEFORE AGE 60. If the Insured's disability begins before age 60, we will waive Monthly
                       Deductions that were due during the six months of uninterrupted disability. After that, we will continue to waive Monthly Deductions. However, the Insured must continue to be totally disabled.

                       DISABILITY STARTING BETWEEN AGES 60 AND 65. If the
                       Insured's disability begins on or after age 60 but before age 65, we will waive Monthly Deductions that were due during the six months of uninterrupted disability. We will continue to waive Monthly
                       Deductions after that, but no later than age 65.
                       However, the Insured must continue to be totally disabled.

DEFINITION OF AGE      "Age 5," "Age 60," and "Age 65" begin on the policy
5, AGE 60, AND         anniversary nearest the Insured's 5th, 60th, and 65th
AGE 65                 birthdays, respectively.

INCREASE IN            Coverage under this Rider can be increased, subject to
WAIVER                 our underwriting rules, if the Face Amount of the
COVERAGE               Policy is increased and if the Insured is not totally
                       disabled. The increase in waiver coverage is subject
                       to:

                       1. The terms for a Requested Increase as stated in the Change in Face Amount provision of the Policy;

                       2. Our limits for Waiver of Monthly Deduction benefits; and

                       3.   An increase in the Cost of Rider.

                       Application to increase the Face Amount of the Policy will also be deemed to be application to increase waiver coverage under this Rider, unless otherwise stated.

MONTHLY COST OF        The Monthly Cost of Rider for the following month is
RIDER                  charged as part of the Monthly Deduction.

                       The Monthly Cost of Rider is calculated as (1) times
                       (2) where:

                       (1)  Is the Monthly Cost of Rider Rate for this Rider;
                            and

                       (2) Is the Monthly Deduction for the Policy, not including the cost of this Rider, divided by 100.

                       The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age and risk classification. Rates for this Rider will not exceed those shown in the Table of Guaranteed Maximum Monthly
                       Cost of Rider Rates per $100 on the attached Rider
                       Specifications for Waiver of Monthly Deduction Rider.

5E-5WMD-06

TOTAL DISABILITY       "Total Disability" means the inability of the Insured
                       to perform the substantial and material duties of his
                       or her regular occupation. Such disability must be the
                       result of an accidental bodily injury or a sickness.
                       The injury or sickness must first manifest itself after
                       the Issue Date of this Rider.

                       However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                       "Performing substantial and material duties" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

                       If after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                       1.   The sight in both eyes;

                       2.   The use of both hands or both feet; or

                       3.   The use of one hand and one foot;

                       this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL        If, while the Policy and Rider are in force, the
DISABILITY             Insured becomes disabled again after having been
                       totally disabled before, the new disability will be
                       considered a continuation of the previous period
                       unless:

                       1.   It is due to an entirely different cause; or

                       2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT              We will not waive Monthly Deductions under this Rider
ASSUMED                if disability results from war or any act of war while
                       the Insured is in the military, naval or air forces of
                       any country at war. We will also not waive Monthly
                       Deductions if the Insured becomes disabled while in a
                       civilian non-combatant unit serving with such forces.
                       "War" includes undeclared war and "any country"
                       includes any international organization or combination
                       of countries.

NOTICE OF CLAIM        Before we waive any Monthly Deductions, we must receive
AND PROOF OF           the following In Writing:
DISABILITY
                       1.   Notice of claim for this benefit during the
                            lifetime of the Insured. This notice must be
                            submitted during the continuance of total
                            disability. This notice must be submitted no later
                            than six months after this Rider terminates; and

                       2. Proof of total disability within six months after we receive notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                            a.   One year after age 65 of the Insured;

                            b.   Surrender of the Policy; and

                            c.   One year from the due date of the first unpaid
                                 Monthly Deduction.

                       Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will any Monthly Deduction be waived or refunded if its due date was more than one year before we received notice of the claim.

                       We will require no further proof of disability and we will automatically waive all further Monthly Deductions if:

                       1.   The Insured is totally disabled at age 65; and

                       2. All Monthly Deductions for at least the five years preceding age 65 have been waived.

5E-5WMD-06

EXAMINATION OF         We have the right to have the Insured medically
THE INSURED AND        examined by our appointed examiner. Such exam will be
PROOF OF               at our expense.
CONTINUED
DISABILITY             We also have the right to require proof of continuance
                       of disability In Writing from the Insured at the
                       following times:

                       1.   After receipt of notice of claim;

                       2. At reasonable intervals within two years after we receive proof of total disability; and

                       3. Not more than once each year after the first two years.

                       We will not waive any further Monthly Deductions if the Insured refuses to be medically examined, nor will we waive further Monthly Deductions if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY       We cannot contest this Rider after it has been in force
                       during the lifetime of the Insured, excluding any
                       period the Insured is totally disabled:

                       1. With respect to the original waiver coverage under this Rider, for two years from the Issue Date of this Rider; and

                       2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL                If the Insured becomes totally disabled during the
PROVISIONS             Grace Period and becomes eligible for the Waiver of
                       Monthly Deduction Benefit, we will waive the Monthly
                       Deductions that were due during the Grace Period.

TERMINATION            This Rider will terminate on the first of the following
                       events to occur:

                       1. Attained Age 65 of the Insured, except with respect to payment of any benefits for total disability occurring before Attained Age 65;

                       2.   The date the Policy lapses;

                       3.   The date the Policy is surrendered;

                       4.   The date of death of the Insured;

                       5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                       6. The date a Waiver of Specified Premium Rider is added to the Policy to which this Rider is attached; and

                       7. The monthly anniversary on or next following our receipt of your request In Writing to terminate this Rider.

The Issue Date of this Rider and the Policy are the same unless another Issue Date is shown on the Policy Specifications for Policy Change page.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-5WMD-06

           RIDER SPECIFICATIONS FOR WAIVER OF MONTHLY DEDUCTION RIDER

INSURED:       [JOHN DOE]
COVERAGE:      WAIVER OF MONTHLY DEDUCTION AMOUNT RIDER
POLICY NUMBER: [SPECIMEN]

             TABLE OF GUARANTEED MAXIMUM MONTHLY COST OF RIDER RATES
                                    PER $100

ATTAINED
  AGE       RATE
--------   ------
  [35       6.30
   36       6.80
   37       7.10
   38       7.60
   39       8.09
   40       8.51
   41       8.93
   42       9.77
   43      10.23
   44      10.93
   45      11.50
   46      12.00
   47      12.50
   48      13.00
   49      14.00
   50      14.50
   51      15.00
   52      16.28
   53      17.50
   54      18.00
   55      18.50
   56      19.43
   57      19.95
   58      20.33
   59      20.48
   60       6.20
   61       5.50
   62       4.75
   63       4.00
   64       3.00]

ATTAINED
   AGE     RATE
--------   ----


ATTAINED
   AGE     RATE
--------   ----


These rates are for the Waiver of Deduction Rider as of the Issue Date. They are based on the Basis of Computation of Minimum Cash Values table shown on the Policy Specifications page or Policy Specifications for Policy Change page.

5E-5WMD-06

                        WAIVER OF SPECIFIED PREMIUM RIDER

                     METLIFE INVESTORS USA INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is a part of the Policy if it is listed on: the Policy Specifications page; or the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

WAIVER OF              We will credit to the Policy, as a premium payment, the
SPECIFIED              amount shown as the monthly premium waived on the Policy
PREMIUM BENEFIT        Specifications page if:

                       1. You furnish us with written proof that the Insured is totally disabled, as defined in this Rider;

                       2. The Insured becomes disabled after age 5 and before age 65;

                       3. Disability has continued without interruption for at least six months; and

                       4.   This Rider is in force.

                       The monthly premium waived will be credited as premium to the Policy as long as the Policy remains in force as follows:

                       DISABILITY STARTING BEFORE AGE 60. If the Insured's disability begins before age 60, we will credit the monthly premiums waived that were due during the six months of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the Insured must continue to be totally disabled.

                       DISABILITY STARTING BETWEEN AGES 60 AND 65. If the
                       Insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived that were due during the six months of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65.
                       However, the Insured must continue to be totally disabled.

                       The Policy to which this Rider is attached is intended to qualify as a life insurance contract under the Internal
                       Revenue Code or any applicable successor provision or any interpretive regulation or rulings by the Internal
                       Revenue Service. To that end, premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any monthly premium waived that would disqualify the Policy will be paid to you in cash.

DEFINITION OF AGE      "Age 5," "Age 60," and "Age 65" begin on the policy
5, AGE 60 AND          anniversary nearest the Insured's 5th, 60th and 65th
AGE 65                 birthdays, respectively.

CHANGES IN             Coverage under this Rider can be increased, subject to
WAIVER                 our underwriting rules, if the Face Amount of the Policy
COVERAGE               is increased and if the Insured is not totally disabled.
                       The increase in waiver coverage is subject to:

                       1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                       2.   Our limits for Waiver of Specified Premium benefits;
                            and

                       3.   An increase in the Cost of Rider.

                       You may request a decrease in the waiver coverage. The decrease in waiver coverage will become effective on the monthly anniversary on or following receipt by us at our Designated Office of your written request to decrease the waiver coverage.


5E-3WSP1-04

POLICY LAPSE           Crediting of the monthly premium waived to the Policy does not guarantee that the Policy will remain in force.

MONTHLY COST OF        The Monthly Cost of Rider for the following month is
RIDER                  charged as part of the Monthly Deduction. The Monthly
                       Cost of Rider is calculated as (1) multiplied by (2)
                       where:

                       1. Is the Monthly Cost of Rider Rate for this Rider divided by 100; and

                       2.   Is the monthly premium waived.

                       The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age.

TOTAL DISABILITY       "Total Disability" means the inability of the Insured to
                       perform the substantial and material duties of his or her
                       regular occupation. Such disability must be the result of
                       an accidental bodily injury or a sickness. The injury or
                       sickness must first manifest itself after the Issue Date
                       of this Rider.

                       However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                       "Performing substantial and material duties" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

                       If, after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                       1.   The sight in both eyes;

                       2.   The use of both hands or both feet; or

                       3.   The use of one hand and one foot.

                       this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL        If, while the Policy and this Rider are in force, the
DISABILITY             Insured becomes disabled again after having been totally
                       disabled before, the new disability will be considered a
                       continuation of the previous period unless:

                       1.   It is due to an entirely different cause; or

                       2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT              We will not credit the monthly premium waived under this
ASSUMED                Rider to the Policy if disability results from war or any
                       act of war while the Insured is in the military, naval or
                       air forces of any country at war. We will also not credit
                       the monthly premium waived if the Insured becomes
                       disabled while in a civilian non-combatant unit serving
                       with such forces. "War" includes undeclared war and "any
                       country" includes any international organization or
                       combination of countries.

NOTICE OF CLAIM        Before we credit any monthly premium waived to the Policy,
AND PROOF OF           we must receive the following at our Home Office or any
DISABILITY             other office designated by us:

                       1. Written notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                       2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                            a.   One year after age 65 of the Insured;

                            b.   Surrender of the Policy; and

                            c.   One year from the due date of the first unpaid
                                 Monthly Deduction.

5E-3WSP1-04

                       Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of the claim.

                       We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                       1.   The Insured is totally disabled at age 65; and

                       2. All monthly premiums waived for at least the five years preceding age 65 have been credited.

EXAMINATION OF         We have the right to have the Insured examined by our
THE INSURED AND        appointed examiner. Such exam will be at our expense. We
PROOF OF               also have the right to require written proof of
CONTINUED              continuance of disability from the Insured at the
DISABILITY             following times:

                       1.   After receipt of notice of claim;

                       2. At reasonable intervals within two years after we receive proof of total disability; and

                       3. Not more than once each year after the first two years.

                       We will not credit to the Policy any further monthly premiums waived if the Insured refuses to be medically examined. Nor will we credit to the Policy further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY       We cannot contest this Rider after it has been in force
                       during the lifetime of the Insured, excluding any period
                       the Insured is totally disabled:

                       1. With respect to the original waiver coverage under this Rider, for two years from the Issue Date of this Rider; and

                       2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL                If the Insured becomes totally disabled during the Grace
PROVISIONS             Period and becomes eligible for the Waiver of Specified
                       Premium Benefit, we will credit to the Policy any monthly
                       premiums waived during the Grace Period.

TERMINATION            This Rider will terminate on the first of the following
                       events to occur:

                       1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                       2.   The date the Policy lapses;

                       3.   The date the Policy is surrendered;

                       4.   The date of death of the Insured;

                       5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

5E-3WSP1-04

                       6. The date a Waiver of Monthly Deduction Rider is added to the Policy to which this Rider is attached; and

                       7. The monthly anniversary on or following receipt by us at our Designated Office of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.

---------------
Issue Date

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        /s/ Richard C Pearson
                                        Secretary

5E-3WSP1-04

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES

                                    PER $100

INSURED:       [JOHN DOE]
COVERAGE:      [WAIVER OF SPECIFIED PREMIUM RIDER]
POLICY NUMBER: [16,000,001]

ATTAINED
   AGE        RATE
--------   ---------
   35      3.000000
   36      3.250000
   37      3.250000
   38      3.250000
   39      3.250000
   40      3.250000
   41      3.250000
   42      3.250000
   43      3.400000
   44      3.600000
   45      3.800000
   46      4.000000
   47      4.250000
   48      4.500000
   49      5.000000
   50      5.250000
   51      5.500000
   52      6.000000
   53      6.500000
   54      6.750000
   55      7.000000
   56      7.000000
   57      7.250000
   58      7.000000
   59      6.250000
   60      5.250000
   61      4.750000
   62      4.000000
   63      3.250000
   64      2.000000

ATTAINED
   AGE        RATE
--------   ---------


ATTAINED
   AGE        RATE
--------   ---------


5E-3WSP1-04